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                                                                   EXHIBIT 3.2

      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU

  DATE RECEIVED                                      (FOR BUREAU USE ONLY)



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
  NAME
  Jaffe, Raitt, Heuer & Weiss                    Attn: Derek S. Adolf

  ADDRESS
  One Woodward Avenue, Suite 2400

  CITY                              STATE                     ZIP CODE
  Detroit                           Michigan                  48226

DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE            CORPORATION IDENTIFICATION NUMBER

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                           ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS

          (PLEASE READ INFORMATION AND INSTRUCTIONS ON THE LAST PAGE)

  Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

  The name of the corporation is:

                    CAPTEC FRANCHISE CAPITAL CORPORATION IV


ARTICLE II

  The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act (the "Act").


ARTICLE III

  The total authorized shares:

  1.      Common Shares       60,000

  2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
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ARTICLE IV

  1.      The address of the registered office is:

                          24 Frank Lloyd Wright Drive
                              Ann Arbor, MI 48106

  2. The mailing address of the registered office if different from the registered office address:

                                  P.O. Box 544
                            Ann Arbor, MI 48106-0544

  3.      The name of the resident agent at the registered office is:

                                Patrick L. Beach


ARTICLE V

  The name and address of the incorporator is as follows:

  Name                  Residence or Business Address

  Derek S. Adolf        One Woodward Avenue, Suite 2400, Detroit, Michigan 48226


ARTICLE VI

  Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
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ARTICLE VII

  No director of this corporation shall be personally liable to the corporation or its shareholders for monetary damages for a breach of such director's fiduciary duty; provided, that the foregoing shall not limit the liability of a director for any of the following:

          (a) A breach of the director's duty of loyalty to the corporation or its shareholders.

          (b) Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.

          (c)      A violation of Section 551(1) of the Act.

          (d) A transaction from which the director derived an improper personal benefit.

          (e) Any other act or omission as to which the Act does not permit a director's liability to be so limited.

  If the Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of a corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article VII shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.





I, the incorporator, sign my name this 19th day of July, 1996.




                                        /s/ Derek S. Adolf
                                        ---------------------
                                        Derek S. Adolf



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Name of person or organization remitting fees:        Preparer's name and
                                                      business telephone number:

Jaffe, Raitt, Heuer & Weiss,                          Derek S. Adolf, Esq.
  Professional Corporation                            (313) 961-8380